SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________________

FORM 8-K

Current Report

Dated February 22, 2012

of

ZALE CORPORATION

A Delaware Corporation
IRS Employer Identification No. 75-0675400
SEC File Number 001-04129

901 West Walnut Hill Lane
Irving, Texas  75038
(972) 580-4000

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

          On February 22, 2012, Zale Corporation (“Zale”) issued a press release reporting its financial results for the three months and six months ended January 31, 2012.  A copy of the press release is being furnished as Exhibit 99.1 and is incorporated herein by reference.  A copy of a slide presentation that will accompany Zale’s earnings conference call is being furnished as Exhibit 99.2 and is incorporated herein by reference.

          The information set forth in Exhibit 99.1 and Exhibit 99.2 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On February 22, 2012, Beth M. Pritchard was appointed as a director of Zale Corporation.  Ms. Pritchard will also serve as a member of the Audit Committee of the Zale Corporation’s Board of Directors.  Ms. Pritchard currently serves as North American Advisor for M. H. Alshaya Company, a global franchise company representing over 65 premium brands throughout the Middle East, Eastern Europe, Russia and Africa.  Ms. Pritchard also helped found Sunrise Beauty Studio, LLC, a developer of exclusive beauty brands and products.  Prior to that, Ms. Pritchard served as Vice Chairman and Chief Executive Officer of Dean & Deluca and served as President and Chief Executive Officer of Limited Brands’ Bath & Body Works.  She currently serves on the boards of Vitamin Shoppe, Inc. and Cabela’s, Inc.

Item 9.01	Financial Statements and Exhibits

          99.1      Press release

          99.2      Investor presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZALE CORPORATION

Date:	February 22, 2012	By:	/s/ THOMAS A. HAUBENSTRICKER
Thomas A. Haubenstricker
Senior Vice President
Chief Financial Officer